UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2015

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Boardwalk Drive, Suite 202, Fort Collins CO	80525
(Address of principal executive offices)	(Zip Code)

(970) 237-5142
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Omni Bio Pharmaceutical, Inc. (“Omni”) and Bohemian Investments, LLC (the “Lender”) entered into a Modification and Exchange Agreement (the “Agreement”), executed January 29, 2015, which amended the original Loan and Warrant Purchase Agreement dated April 25, 2014 between Omni and Lender and the Secured Convertible Promissory Note issued by Omni to Lender on April 25, 2014 (the “Original Note”). Concurrently therewith, Omni issued to Lender an Amended Secured Convertible Promissory Note to reflect the terms of the Agreement (the “New Note”).

The Agreement extends the maturity date of the Original Note from April 25, 2015 to December 31, 2017.

The Agreement also fixes at $0.20 per share the price of Lender’s optional conversion of the aggregate note amount under the New Note into shares of Omni’s common stock. Under the Original Note, Lender could convert the aggregate note amount into Omni’s common stock at a price per share equal to the lesser of (i) $0.20 and (ii) in the event of a follow-on public offering of Omni’s common stock effected in conjunction with the “up-listing” of Omni’s common stock to the NASDAQ Capital Market or the NYSE MKT exchange on Lender-approved terms, sixty-five percent (65%) of the price per share of common stock offered to the public.

In addition, the Agreement provides for an automatic conversion of the aggregate note amount under the New Note. Upon Omni issuing securities and raising capital in excess of $6 million prior to December 31, 2017 (“New Securities”), the total amount of the note shall, at the selection of the Lender, automatically convert into either (a) Omni’s common stock at a conversion price of $0.20 per share, or (b) the New Securities at the lowest price paid for the New Securities.

Pursuant to the Agreement, Omni has agreed to the following additional covenants: (i) Omni will timely file with the Securities and Exchange Commission all annual and quarterly reports on Form 10-K and Form 10-Q as may be required under the Securities Exchange Act of 1934, as amended; (ii) Omni will complete its annual audit for the preceding fiscal year no later than 90 days after the end of such fiscal year; and (iii) Omni will ensure that its accounts payable do not exceed its cash position. Omni’s Chief Financial Officer will verify Omni’s cash position and accounts payable to Lender, in writing, on a monthly basis.

The foregoing description of the Agreement and the New Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and the New Note attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended Secured Convertible Promissory Note of Omni Bio Pharmaceutical, Inc. dated April 25, 2014, executed January 29, 2015.

10.2	Modification and Exchange Agreement dated January 23, 2015 between Omni Bio Pharmaceutical, Inc. and Bohemian Investments, LLC., executed January 29,2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: February 2, 2015

By: /s/ John F. Riccardi
John F. Riccardi
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended Secured Convertible Promissory Note of Omni Bio Pharmaceutical, Inc. dated April 25, 2014, executed January 29, 2015.

10.2	Modification and Exchange Agreement dated January 23, 2015 between Omni Bio Pharmaceutical, Inc. and Bohemian Investments, LLC., executed January 29, 2015.